EXHIBIT 10.1

FLEX LEASE

          This Lease made this 1st day of March, 2010 between THE BLOOM ORGANIZATION OF SOUTH JERSEY, LLC (the “Landlord”) having offices at Bloom Court/Suite 106, 1300 Route 73, Mt. Laurel, NJ 08054 and TELVUE CORPORATION (the “Tenant”) having offices at 16000 Horizon Way, Suite 500, Mount Laurel, NJ 08054.

          1. Premises

          Landlord hereby leases to Tenant and Tenant hires from Landlord on the terms, covenants, and conditions set forth in this Lease, approximately 8,732 square feet of floor space in the building known as Bloom Office Campus, 16000 Horizon Way, Suite 500, Mount Laurel, New Jersey. The Leased Premises are described on Exhibit “A” attached. Landlord reserves the right of all necessary ingress and egress through the premises to other parts of the building in which the Premises are located, including the right to gain access to all utilities and other building facilities leading to and from portions of the building not leased to Tenant.

          2. Term

          The term of this Lease shall be for five (5) years (the “Lease Term”) commencing on June 1, 2010 and ending on May 31, 2015.

          3. Minimum Rent

          Tenant agrees to pay to Landlord at the Landlord’s address, above, or at any such place as Landlord may designate, without deduction, offset, prior notice or demand, as yearly minimum rent for the premises, the total sum of $ * payable in equal monthly installments of $ * on the first business day of each month during the term of this Lease.

*	Year 1: $87,324 net per year; $7,277 net per month.
Year 2: $89,508 net per year; $7,459 net per month.
Year 3: $91,692 net per year; $7,641 net per month.
Year 4: $93,876 net per year; $7,823 net per month.
Year 5: $96,060 net per year; $8,005 net per month.

Upon execution of this Lease, Tenant shall pay to Landlord the sum of $ - 0- . This sum includes:

First month’s rent and operating expenses:	$	- 0 -

Last month’s rent and operating expenses:	$	- 0 -

Security Deposit:		$12,182	*

Certificate of Occupancy:	$	- 0 -

* Tenant has paid to Landlord under a Lease dated April 25, 1991 and Fifth Amendment to Lease dated March 16, 2009, for 16000 Horizon Way, Suite 500, a security deposit in the amount of $12,182. Landlord shall transfer the $12,182 security deposit to this Lease obligation.

          4. Late Charge

          Tenant hereby agrees to pay to Landlord a late charge of five percent (5%) per month in the event any payment of rent or additional rent is not paid when due. Tenant shall pay to Landlord said amount within five (5) days of receipt of notice from Landlord of the amount due.

          5. Additional Rent

          Tenant agrees to pay Landlord as additional rent, concurrent with the payments of the minimum rent provided for in Article 3, an amount determined by multiplying the square footage of the Leased Premises by an “Operating Expense Allocation” in the amount of $ * per square foot per year; or $ * per month. If, in any calendar year falling wholly or in part within the Lease term, the actual operating expense allocation for the period shall exceed $ * per square foot then Landlord shall so advise Tenant and furnish Tenant with a written statement in substantiation of such increase. Landlord and Tenant agree and understand that the 2008 Operating Expense Allocation was $3.74 per square foot, $2,721.47 per month. Tenant’s base year Operating Expense Allocation, effective May 1, 2010, shall be adjusted to the actual 2009 Operating Expenses.

Operating costs include “direct costs and real estate impositions” which are defined as follows:

          “Direct Costs” - all direct costs of operation and maintenance of the complex and related grounds and facilities except as stated in paragraph #18, as determined by standard accounting practices, including the following costs by way of illustration but not limitation: water and sewer charges; insurance premiums; cost of fire protection; roof repairs; ice and snow removal from sidewalks, walkways and parking areas; water sprinkler charges; electricity for outdoor lighting; the cost of maintenance and upkeep of the lawn, grounds, shrubbery and landscaping, the cost of maintenance, operation and repair of the buildings within the complex, refuse or garbage collection, exterminators, exterior window washing, and the cost of necessary supplies and equipment for same; management fees calculated at three percent (3%); the cost of repairs and replacement of building items and equipment, including paving maintenance and repair and all other costs of operation. The term “direct costs” shall not include depreciation on the building or equipment therein (other than maintenance equipment for which straight line depreciation shall be allowed) interest, net income, franchise or capital stock taxes payable to Landlord, real estate broker’s commissions or the costs of services provided specially for any given tenant at such tenant’s expense and not uniformly available to all tenants of the complex. Included within the definition of direct costs shall be five percent (5%) of the foregoing costs of operation and maintenance to cover Landlord’s overhead expense for administering same. Direct Costs shall not include the cost of any of the following: capital improvements made to the land or any buildings; expenses for the repairs or other work occasioned by fire or other insured casualty to the extend covered by insurance; expenses incurred in leasing or procuring tenants, including without limitation, advertising expenses in renovating space for Tenant and other tenants; rents under any ground or underlying lease; legal expenses for preparing, negotiating and enforcing the terms of any lease; salaries or other compensation paid to any executive employees of Landlord; accounting or other fees incurred by Landlord in connection with internal partnership and organizational matters; and real estate impositions.

                    Real Estate Impositions” - ad valorem real property taxes on the project and related grounds and facilities and any other taxes as may be levied in lieu of or in substitution for or supplementary to such taxes; public assessments, both general and special; any tax levy or other charge (whether or not a tax or in the nature of a tax) by any governmental authority pursuant to or in implementation of the Federal Clean Air Act, the Federal Water Pollution Control Act or any other environmental legislation and any rules or regulations thereunder; unless paid directly by tenant(s), any tax or similar levy on or measured by rentals received from the complex the use and occupancy thereof, or the leasing of space therein.

                    If a successful tax appeal is granted for 16000 Horizon Way, Mount Laurel, New Jersey, the Landlord will deduct any savings after all cost and expenses relating to the tax appeal are deducted.

                     “Tenant’s Expense Allocation” - the amount determined by adding the Real Estate Impositions and the Direct Costs of the project for a given year, and dividing said sum by the square footage of leasable area in the complex.

                    Procedures for payment of additional rent shall be as follows:

                    (a) Additional rent shall be paid by Tenant to Landlord beginning the later of thirty (30) days following the receipt of such statement or the date on which the next regular monthly installment of minimum rent is due and payable, in the amount determined by multiplying such increase by the square footage of the Leased Premises as stated above.

                    (b) Within sixty (60) days after the end of the calendar year, Landlord will furnish Tenant a statement showing Tenant’s expense allocation, total operating costs for the complex, the number of square feet of leasable area in the complex and any necessary adjustment to be paid by Tenant. Tenant’s monthly rental payment in the calendar year in which such statement is submitted shall be increased by one-twelfth (1/12th) of the product obtained by multiplying said Tenant’s expense allocation by the number of square feet in the Leased Premises. Concurrent with the first such increased payment, Tenant also shall pay to Landlord the amount by which the increased monthly payment calculated by reference to said Tenant’s expense allocation for the current year exceeds the amount of the monthly payment calculated by reference to the operating expense allocation, as increased annually as herein provided, for the immediately preceding calendar year, if any, multiplied by the number of months of the calendar year which have elapsed. If Tenant has overpaid its share of direct costs, such overpayment shall be credited against rent first becoming due after the statement is issued by the Landlord.

                    (c) During the calendar year in which this Lease expires or terminates, Landlord shall have the right to submit to Tenant prior to the expiration or termination date, a statement of Landlord’s reasonable estimate of any increase in Tenant’s expense allocation of the real estate impositions or direct costs during each of the calendar years or portions thereof in the period (the “final period”) commencing on the date of the immediately preceding adjustment in minimum rent under Article 5(b) and ending on the expiration or termination date, (pro-ratably decreased as to any portion of the final period which is less than a full calendar year). Upon the earlier to occur of the fifteenth (15th) day following Tenant’s receipt of such statement or the final day of the Lease Term, Tenant shall pay to Landlord the amount determined by multiplying the amount of such increase times the square footage of the Leased Premises, and subtracting therefrom the aggregate amount of payments made by Tenant pursuant to Article 5(b) during the final period. If requested by Tenant, Landlord shall submit to Tenant a statement setting forth the actual amount of said increase after Landlord’s final calculation and within fifteen (15) days after Tenant’s receipt of such statement, Tenant shall pay to Landlord any deficiency, or, as the case may be, Landlord shall refund to Tenant any overpayment so determined necessitated by Tenant’s payment of the estimated increase. Payment by Tenant of the increase of said Tenant’s expense allocation shall be in addition to Tenant’s payment of the Operating Expense Allocation.

                    (d) Tenant shall have the right to audit Landlord’s books and records relating to the determination of direct costs, provided that Tenant gives Landlord at least ten (10) days written notice thereof. If Tenant shall dispute in writing any specific item or items included by Landlord in determining direct costs, or the amount of any real estate imposition, and such dispute is not amicably settled between Landlord and Tenant within forty-five (45) days after statements therefore have been rendered, Tenant may, during the thirty (30) days next following the expiration of the above mentioned forty-five (45) days, refer such disputed item or items to an independent certified public accountant knowledgeable in office buildings mutually selected by Landlord and Tenant, other than Landlord’s or Tenant’s regular certified public accountant, for a decision, and the decision of such accountant shall be final, conclusive and binding upon Landlord and Tenant, except that Tenant shall not be obligated to pay any increase in its share of direct costs resulting from such decision. Any adjustment required by such decision shall be made within thirty (30) days after such decision had been rendered. The expenses involved in such determination, and the audit previously performed by or on behalf of Tenant, shall be borne by the party against whom a decision is rendered by said accountant or, if more than one decision is rendered by said accountant or, if more than one item is disputed, the expenses shall be apportioned according to the number of items decided against each party.

          6. Alterations and Improvements

          Alterations and improvements shall be made by Landlord in accordance with Paragraph 54th. However, alterations or additions may be made by Landlord on the Leased Premises without the prior written consent of Tenant. Any alterations or additions made to the Premises including improvements and alterations made by Tenant with the consent of Landlord shall, at Landlord’s option, become part of the building and belong to Landlord. Any alterations or additions to the Premises consented to by Landlord and made by Tenant, unless designated by Landlord to become part of the realty and Landlord’s property, shall be removed by Tenant and the Leased Premises restored to its previous condition by the expiration of the Lease term. Landlord agrees to designate that property which shall become Landlord’s at least thirty (30) days prior to the expiration of the Lease term.

          Should Tenant desire to alter the Leased Premises and Landlord gives written consent to such alterations, at Landlord’s option, Tenant shall contract with Landlord for the construction of the alterations and Tenant shall pay Landlord the cost, plus a reasonable allowance for overhead and profit.

          Upon the expiration of or sooner termination of the tenancy hereby created, Tenant shall peaceably surrender the Premises in broom clean condition, reasonable wear and tear excepted. At such time, Tenant shall surrender all keys for the Premises to Landlord at the place then fixed for the payment of rent and shall inform Landlord of all combinations on locks, safes and vaults, if any, in the Premises. Tenant shall remove all its trade fixtures, phone systems, alarm systems, wiring, cables and all other similar systems and wiring before surrendering the Premises and shall repair any damage to the Premises caused thereby. Only those improvements, modifications or alterations which Landlord notifies Tenant in writing Landlord wishes to retain shall not be removed. Any property of Tenant left at the Premises at the expiration or sooner termination of this Lease shall be deemed abandoned and Landlord may dispose of such property without further notice to Tenant and at the sole cost and expense of Tenant. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

          7. Utilities

          Tenant shall pay all utility expenses which shall be separately metered and shall further pay all costs which are or may be charged by utility suppliers for installation. Landlord shall pay all water and sewer expenses provided, however, that Tenant does not require water and sewer service in quantities greater than that which are commercially reasonable. Usage in excess of such levels shall be at Tenant’s expense. Landlord shall not be held liable to Tenant nor shall this Lease nor Tenant’s obligations under this Lease be impaired or abated in the event of Landlord’s failure to provide any utility service to the premises, if such failure is caused by accident, malfunction, breakdown, repairs, casualty or other causes beyond Landlord’s reasonable control.

          8. Tenant’s Duties Towards Common Areas

          Tenant shall not encumber or obstruct the driveways, entrances, sidewalks, yards, dwellings or stairs in or adjacent to the leased premises. Tenant will keep the building and adjoining premises free of equipment, tools, materials, trash, debris or refuse, with the exception of Tenant’s trucks and other vehicles servicing the premises. If, in Landlord’s opinion, there is an objectionable accumulation of debris, equipment or other materials, Landlord shall have the right to require Tenant to take steps for removal of same or to reimburse Landlord for the expense of such removal, if Tenant does not cooperate.

          9. Damage and Destruction to Premises

          In the event of (a) a partial destruction of the Leased Premises or the building complex during the Lease term which requires repairs to either the Leased Premises or the building complex, or (b) the Leased Premises or the building being declared unsafe or unfit for occupancy by any authorized public authority for any reason other than Tenant’s act, use or occupation, which declaration requires repairs to either the Leased Premises or the building, Landlord shall make the repairs, provided that the damage is such, in Landlord’s sole reasonable judgment, that under normal working conditions, repairs could be made within ninety (90) days. Partial destruction (including any destruction necessary in order to make repairs required by any declaration) shall not annul or void this Lease, except that Tenant shall be entitled to a proportionate reduction of rent while such repairs are being made, and such work or repair shall be commenced promptly after the nature of the damage and degree of repair required is determined, any necessary permits from governmental authorities are obtained, and if appropriate, insurance adjustments completed. The proportionate reduction is to be based upon the extent to which the making of repairs shall interfere with the business carried on by Tenant in the Leased Premises. In making repairs, Landlord shall be obligated to replace only such glazing as shall have been damaged by fire, and other damaged glazing shall be replaced by Tenant. No penalty shall accrue against Landlord for reasonable delays resulting from adjustment of fire insurance loss or for delays which result from labor troubles or any other cause, event or circumstances beyond Landlord’s control. The Tenant has the right to terminate the Lease if repairs cannot be completed within one hundred-twenty (120) days or comparable space found for Tenant. Any repairs undertaken by Landlord in accordance with the foregoing shall be substantially completed as soon as practicable. In the event that Landlord does not elect to make repairs which could not be made as aforesaid within ninety (90) days, or repairs cannot be made under current laws and regulations, this Lease may be terminated at the option of either party. A total destruction (including any destruction required by any authorized public authority) of either the Leased Premises or the building shall terminate this Lease.

          10. Condemnation

          If any part of the premises shall be taken or condemned for a public or quasi-public use, and a part remains which is susceptible of occupation, this Lease shall, as to the part so taken, terminate as of the date title shall vest in the condemnor, and the rent payable hereunder shall be adjusted so that the Tenant shall be required to pay for the remainder of the Lease term only such portion of such rent as the number of square feet in the part remaining after the condemnation bears to the number of square feet in the entire Leased Premises at the date of condemnation; but in such event, Landlord shall have the option to terminate this Lease as of the date when title to the part so condemned vests in the condemnor. If all the Leased Premises, or such part thereof must be taken or condemned so that there does not remain a portion susceptible for occupation, this Lease shall terminate. If a part or all of the premises be taken or condemned, all compensation awarded upon such condemnation or taking shall go to the Landlord and the Tenant shall have no claim to such. Tenant hereby expressly waives, relinquishes and releases to Landlord any claim for damages or other compensation to which Tenant might otherwise be entitled because of any such taking or limitation of the leasehold estate hereby created and irrevocably assigns and transfers to the Landlord any right to compensation or damages to which the Tenant may be entitled by reason of the condemnation of all or a part of the premises or the leasehold estate provided, however, that Tenant shall be entitled to seek an award for Tenant’s moving expenses and Tenant’s business interruption, if any, if such award does not reduce Landlord’s award.

          11. Subordination, Estoppel Certificates

          This Lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect the real property of which the leased premises form a part or Landlord’s leasehold interest therein, and to all renewals, modifications, consolidations, replacements and extensions. This clause shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute promptly any certificate that Landlord may request. Tenant hereby constitutes and appoints Landlord the Tenant’s attorney-in-fact to execute any such certificate or certificates for and on behalf of Tenant. Tenant shall, at any time and from time to time upon not less than ten (10) days prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in form reasonably required by Landlord, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any; (ii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any as are claimed; and (iii) any other certification reasonably required by any mortgagee, including agreements of no set-off and release of liability as to such mortgagee and its successors. Any such statement may be relied upon by any prospective purchaser or mortgagee of all or any portion of the real property of which the leased premises are a part. Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord’s performance, and (iii) that not more than one month’s rental has been paid in advance.

          12. Non-Merger of Estates

          The voluntary or involuntary surrender of this Lease by Tenant, or an other termination of this Lease shall not work a merger of estates and shall, at Landlord’s option, terminate all or any existing subleases and/or all and any subtenancies or operate as an assignment to Landlord by Tenant of any or all of such subleases or subtenancies.

          13. Recording of Lease

          Tenant agrees not to place this Lease on record without the consent of Landlord.

          14. Security Deposit

          Tenant has paid to Landlord under a Lease dated April 25, 1991 and Fifth Amendment to Lease dated March 16, 2009, for 16000 Horizon Way, Suite 500, a security deposit in the amount of $12,182. Landlord shall transfer the $12,182 security deposit to this Lease obligation.

          The deposit by Tenant of $12,182 to Landlord is hereby acknowledged as security for the full and faithful performance of all the covenants and conditions contained herein. Such sum shall be returned to Tenant within fifteen (15) days after the expiration of the term of this Lease, provided that Tenant is not in breach of any covenants of this Lease, in default or in arrears in rent. In the event of a default by Tenant, the Landlord shall not be required to resort to the security before exercising any other remedy available to it under this Lease or by law. Landlord may assign or transfer said security for Tenant’s benefit to any subsequent owner or holder of title to the premises, upon which transfer the assignee shall become liable for repayment of same to Tenant and the assignor shall be released by Tenant from all liability to return the security deposit. Tenant further covenants that Tenant will not assign or encumber or attempt to assign or encumber the security deposit and that neither Landlord nor its successors or assigns shall be bound by any assignment or encumbrance, attempted assignment or attempted encumbrance.

          15. Default

          The occurrence of any of the following shall constitute a material default and breach of the Lease by Tenant:

(a)	failure of Tenant to accept possession of the Premises within thirty (30) days after the date of commencement of the Lease term;

(b)

Tenant shall not vacate nor abandon the Leased Premises at any time during the Lease Term, nor permit the leased Premises to remain unoccupied for a period longer than ten (10) consecutive days during the Lease Term whereby Tenant has ceased paying rent. If Tenant shall abandon, vacate, or surrender the Leased Premises, or be dispossessed by process of law or otherwise, any personal property belonging to Tenant or property in the custody of Tenant on the Leased Premises shall, at the option of Landlord, be deemed abandoned and may be used, sold without public notice or auction, destroyed or otherwise disposed of by Landlord. Tenant specifically waives the provisions of N.J.S.A. 2A:18-72, et seq..

(c)

a failure by Tenant to pay, beyond a five (5) day grace period twice in any given year, any installment of rent hereunder or any additional rent or any such other sum herein required to be paid by Tenant;

(d)

a failure by Tenant to observe and perform any other provisions or covenants of the Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant provided, however, that if the nature of the default is such that the same cannot reasonably be cured with such thirty (30) day period, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion;

(e)

the filing of a petition by or against Tenant for adjudication as a bankrupt or insolvent or for its reorganization or for the appointment pursuant to any local, state or federal bankruptcy or insolvency law of a receiver or trustee of Tenant’s property; or an assignment by Tenant for the benefit of creditors.

          16. Remedies

          Upon the occurrence of any such event of default set forth above:

          (a) Landlord may (but shall not be required to) perform for the account of Tenant any such default of Tenant and immediately recover as additional rent any expenditure made and the amount of any obligations incurred in connection therewith, plus sixteen percent (16%) per annum interest from the date of such expenditure;

          (b) Landlord may accelerate all rent and additional rent due for the balance of the term of this Lease and declare the same to be immediately due and payable discounted to present worth at the rate of five percent (5%) per annum. Landlord shall use its best efforts to mitigate damages.

          (c) Landlord may declare by notice in writing to Tenant that the Lease, including any renewal options has been terminated and upon receipt of such notice, Tenant (if it has not already done so) shall immediately vacate the premises and the Landlord thereafter shall have the right to recover all damages caused by the breach of this Lease by Tenant, including any future loss of rent and the costs of reletting including redecorating expenses, repairs, leasing commissions and the like.

          (d) In the event Landlord or Tenant provides notice of termination of this Lease in accordance with the thirty-ninth paragraph hereinbelow and Tenant fails to vacate the Premises thereafter upon the expiration of the original term or any extended term hereunder, Tenant shall pay to Landlord double the monthly rental payment and operating costs due and payable for the month in which this Lease expired or terminated as liquidated damages or Landlord may, at its sole discretion, pursue any other remedy at law or in equity.

          (e) In addition to all remedies provided herein or by law, Tenant shall pay to Landlord reasonable attorneys’ fees and court costs incurred as a result of such breach.

          17. Right to Cure Tenant’s Breach

          If Tenant breaches any covenant or condition of this lease, Landlord may, on reasonable notice to Tenant (except that no notice need be given in case of emergency), cure such breach at the expense of Tenant and the reasonable amount of all expenses, including attorneys’ fees and court costs, incurred by Landlord in so doing (whether paid by Landlord or not) shall be deemed additional rent payable on demand.

          18. Repairs by Tenant

          (1) Tenant shall be responsible at its sole cost to keep and maintain the interior of the leased premises in good and sanitary order, condition and repair, including replacement. The interior of the leased premises is defined to include: (a) the interior faces of the exterior walls of the building; (b) the ceiling; (c) the portion of the wiring, plumbing, pipes, conduits and other utility systems and fixtures within the interior and which are not a part of the exterior structure of the building as defined at Article 19; (d) all glass in the leased premises; (e) a service contract for the HVAC system servicing the Demised Premises; In addition, Tenant shall be responsible for all repairs up to $500 per occurrence with a maximum annual limit of $2,500. Any repair over $500 or unit replacement shall be the responsibility of Landlord if Tenant maintains a service contract. Tenant shall notify Landlord of any repair over $500 prior to commencement of any work. Tenant shall contact Landlord and provide a written estimate of the replacement cost. Landlord shall notify Tenant to either retain Tenant’s contractor or Landlord’s intent to perform such work itself; (h) lightbulbs, including emergency and exit lighting fixtures and ballasts; and (i) testing of emergency and exit light fixtures as required by Bureau of Fire Protection.

          (2) Landlord will make repairs to the structural parts of the building, herein defined as the bearing walls, roof, skylights and windows, but Landlord is not responsible for costs of replacement or repairs to structural parts of the building as defined at Article 18, where the same are necessitated by conditions caused by Tenant, its agents or invitees.

          (3) Tenant shall be responsible at its sole cost and expense to keep and maintain all utilities, fixtures and mechanical equipment used by Tenant in good operating order, condition and repair. Tenant shall properly operate said utilities, fixtures and mechanical equipment in accordance with applicable manufacturer’s instructions.

          19. Repairs by Landlord

          (1) Landlord shall be responsible for maintaining all structural portions of the Leased Premises and shall also maintain exterior adjoining areas in a clean and orderly condition, including the repair of parking lots. The exterior and structural parts of the Leased Premises are defined to include: (a) the outside walls; (b) the roof and roof covering; (c) the foundations; (d) floor slab and floor; (e) gutters and downspouts; (f) marquees; (g) all structural members; and (h) all wiring, conduits and other utility and sprinkler fixtures and equipment, including water pipes and electrical systems located in walls or floors of the building, together with those serving the common facilities which are located outside the walls of the building, and those serving any other premises, or serving premises in addition to those of the Leased Premises which are located anywhere in the premises.

          (2) Landlord shall not be liable for any damage or injury which may be sustained by the Tenant, or any other person, as a consequence of the failure, breakage, leakage or obstruction of the water, plumbing, steam, sewer, waste or soil pipes, drains, leaders, valleys, downspouts or the like or of the electrical, gas, power, conveyor, refrigeration, sprinkler, air conditioning or heating systems, elevators or hoisting equipment; or by reason of the elements; or resulting from the carelessness, negligence or improper conduct on the part of any other tenant of Tenant, or of the Tenant or the Tenant or this or any other Tenant’s agents, employees, guests, licensees, invitees, subtenants, assignees, or successors; or attributable to any interference with, interruption of or failure, beyond the control of the Landlord, or any services to be furnished or supplied by the Landlord. Landlord shall be liable for any damages or injuries from Landlord’s gross negligence.

          (3) Landlord and Landlord’s agents and representatives, may, at any reasonable time, enter the leased premises to examine them, to make alterations or repairs thereto or for any other purposes which Landlord considers necessary or advisable; however, in the case of any emergency, Landlord and its agents may enter the premises with reasonable advance notice being provided to Tenant, except in the case of an emergency. Tenant shall allow the leased premises to be exhibited by Landlord: (i) at any reasonable time to representatives of lending institutions or to prospective purchasers of the building or Leased Premises, and (ii) at any reasonable time within six months prior to the end of the term to persons who may be interested in leasing the Leased Premises. Landlord may place a suitable “For Sale” sign upon the Leased Premises six months prior to the expiration of the demised Lease Term. Landlord and its agents reserve the right and shall be permitted reasonable access to the leased premises to install facilities within and through the Leased Premises and to install and service any systems deemed advisable to provide services or utilities to any tenant in the building.

          20. Use of Premises

          The Leased Premises may be used and occupied only for general offices and for no other purpose or purposes without Landlord’s consent, which consent shall not be unreasonably withheld. Tenant shall first obtain all governmental permits and licenses as may be required for Tenant’s use and occupancy of the Leased Premises; and Tenant at all times shall promptly comply with all laws, ordinances, orders and regulations affecting the Leased Premises and their cleanliness, safety, occupation and use. Tenant shall not do or permit anything to be done in or about the Leased Premises, other than use of the Leased Premises for the purposes permitted by the Lease, or bring or keep anything in the Leased Premises that will in any way increase the existing premium rates or cause suspension or termination of the fire insurance upon the building. Tenant will not perform any act or carry on any practices that may injure the building or be a nuisance or menace to tenants of adjoining premises.

          21. Use of Common Areas, Parking

          Landlord hereby grants to Tenant, in common with Landlord and other tenants, their respective invitees and licensees, the right to use the parking area in the center, subject to the conditions hereinafter provided. Tenant shall have the non-exclusive right, in common with others, to the use of any ramps, drives, and similar access and serviceways and common areas in and adjacent to the building of which the Leased Premises are a part, subject to such nondiscriminatory rules and regulations as may be adopted by Landlord. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of parking facilities. Landlord reserves the right in its absolute discretion to determine whether parking facilities are becoming crowded and in such event, to allocate parking spaces among Tenant and other tenants. Tenant further agrees that it, its invitees and licensees, will not use said parking area for the permanent garaging of any vehicle or for overnight parking or storage.

          22. Assignment; Subletting

          (1) Tenant shall not assign, mortgage or hypothecate this Lease, or any interest in this Lease without the written consent of Landlord, which consent shall not be unreasonably withheld, or delayed. Tenant shall not sublet or otherwise permit the use of the Leased Premises or any part thereof by any person or persons other than Tenant, without the written permission of Landlord, which permission shall not be unreasonably withheld or delayed. Any transfer of this Lease from Tenant by merger, consolidation or liquidation shall constitute an assignment for purposes of this lease. Any attempted assignment or subletting without Landlord’s consent shall be void and shall, at Landlord’s option, terminate this lease. Consent by Landlord to any assignment or subletting shall not release Tenant from its primary liability under the lease. Landlord’s consent to one instance of assignment, subletting, occupation or use by other parties shall not be deemed a consent to other subleases, assignments or occupation or use by other parties.

          (2) as a condition precedent to Tenant’s right to sub-lease the Premises or to assign this Lease, Tenant shall, at Tenant’s own expense, first comply with the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et. seq. and fulfill all of Tenant’s environmental obligations under this Lease. If this condition shall not be satisfied, then Landlord shall have the right to withhold consent to a sub-lease or assignment;

          (3) in the event of a sale or transfer of a majority ownership interest in Tenant, such sale or transfer shall be deemed an assignment requiring the consent of Landlord.

          (4) Any assignment or subletting of the Demised Premises in violation of the terms and conditions hereinabove shall be deemed void.

          23. Liability Insurance

          Tenant, at all times during the term of this Lease, at its own cost and expense, Tenant shall maintain comprehensive general liability insurance with bodily injury and property damage limits of not less then One Million Dollars ($1,000,000.00). A certificate of such insurance shall be delivered to Landlord and Landlord shall be named on said policies as an additional insured as respects the Premises. The Certificate shall also contain provisions for a thirty-day notice prior to cancellation, reduction of coverage, or other material change in the policy. Insurance shall be with companies acceptable to the Landlord.

          24. Fire Insurance, Hazards

          (1) Tenant shall maintain in full force and effect on all of its fixtures and equipment in the Leased Premises a policy or policies of fire and extended coverage insurance with standard coverage endorsement to the extent of at least eighty percent (80%) of their insurable value. Landlord shall have no interest in the insurance upon Tenant’s equipment and fixtures and will sign all documents necessary or proper in connection with the settlement of any claim or loss by Tenant.

          (2) Tenant agrees that no use shall be made or permitted to be made of the Leased Premises, other than use as general offices, nor acts done, which will increase the existing rate of insurance upon the building or cause the cancellation of any insurance policy covering the building or any part thereof.

          (3) Tenant shall not sell, or permit to be kept or used in or about the Leased Premises, any article which may be prohibited by the standard form of fire insurance policies.

          (4) Tenant shall, at its sole cost and expense, comply with any and all requirements of any insurance company or organization which are required and necessary for the maintenance of reasonable fire and public liability insurance covering the Leased Premises, center and appurtenances.

          (5) Notwithstanding anything to the contrary in this Lease, Landlord and Tenant each hereby release each other from all liability for loss or damage to its property by reason of fire or other casualty within the scope of standard fire and extended coverage insurance, even if such loss or damage shall be brought about by fault or negligence of the party to be released. However, the foregoing release by a party who has such insurance shall not be effective with respect to loss or damage covered in whole or part by a policy which does not permit such release to be made without affecting the right of such party to recover thereunder if such party shall promptly notify the other party of such circumstance and of the additional premium, if any, required by its insurer to be paid in order to obtain such permission, provided that if the parties shall thereupon promptly pay to the notifying party such additional premium, the notifying party shall promptly obtain such permission.

          25. Waste and Quiet Enjoyment

          Tenant shall not commit, or suffer any waste upon the Leased Premises, or any nuisance, or any other act or thing which may disturb the quiet enjoyment of any other tenant in the center. Landlord covenants that upon Tenant paying the rent and other charges to be paid by Tenant hereunder and performing all of the terms, covenants, and conditions on Tenant’s part to be performed, Tenant may peaceably and quietly enjoy the leased premises during the term of the Lease.

          26. Delay in Delivery of Possession

          If Landlord, for any reason whatsoever, cannot deliver possession of the Leased Premises to Tenant at the commencement of the Lease term, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in that event there shall be proportionate reduction of rent covering the period between the commencement of the Lease term and the time when Landlord can deliver possession. The Lease term shall be extended by such delay, and if requested by Landlord, Tenant shall execute a written confirmation of the date to which the Lease term is extended.

          27. Compliance with Law

          Tenant shall be responsible for compliance during the term of this Lease and all subsequent renewals thereof, with all federal, state and local statutes, laws, ordinances, rules, regulations and any directives of any governmental or municipal agencies or authorities, their departments, bureaus and sub-divisions, concerning or affecting the premises, their use and occupancy, for the correction, prevention and abatements of nuisances, violations or other grievances in, upon or connected with all orders, regulations, requirements and directives of any such departments, agencies or authorities, all such compliance at the Tenant’s own efforts and expense, except where such compliance is required because of conditions existing on the date Tenant commences occupancy of the Leased Premises.

          28. Access of Landlord

          Please refer to Article 19.

          29. Abandonment

          Please refer to Article 15(b).

          30. Attorneys’ Fees

          In the event of any legal action or proceeding between the Landlord and Tenant, reasonable attorneys’ fees and expenses of the prevailing party in any such action or proceeding shall be added to the judgment therein, unless prohibited by law.

          31. Removal of Liens

          Tenant shall keep the Leased Premises, the center and the property in which the Leased Premises are situated free from any mechanics liens claims arising out of any work performed for, material furnished to, or obligation incurred by tenant, and shall indemnify Landlord for all costs and expenses incurred by Landlord with respect to such liens.

          (a) Before proceeding with any work of alterations, etc., unless Landlord has contracted therefore, Tenant shall first give Landlord written notice of the contractual arrangement proposed to be entered into or implemented by Tenant in furtherance thereof, which arrangements shall include provisions, reasonably satisfactory to Landlord, to assure that all work and materials will be fully paid for and that the leased premises, the center and the property on which it is erected will not be subject to the filing of any mechanics lien or claim.

          (b) If any mechanics or other lien or order for the payment money or any notice of intention to file a lien shall be filed against the premises, or the center or improvements of which said premises form a part, by reason of or arising out of any labor or material furnished or alleged to have been furnished, or to be furnished to or for Tenant, or for or by reason of any change, alteration or addition or the cost or expense thereof, or any contract relating thereto, or against the interest of Landlord, as a result of acts of Tenant and/or agents, officers, employee or invitees. Tenant shall cause the same to be cancelled and discharged of record by bond or otherwise as allowed by law at the expense of Tenant within five (5) days after the filing thereof, and Tenant shall also defend on behalf of Landlord, at Tenant’s sole cost and expense, any action, suit or proceeding which may be brought thereon or for the enforcement of such lien, liens, or orders, and Tenant will pay any damages and satisfy and discharge any judgment entered thereon and save harmless Landlord from any claim or damage resulting therefrom.

          32. Notices

          All notices required under the terms of this Lease shall be given and shall be complete by mailing such notices by certified or registered mail, return receipt requested, to the address of the parties as shown at the head of this Lease, or to such other address as may be designated in writing, which notice of change of address shall be given in the same manner.

          33. Indemnification by Tenant

          Except in the event of Landlord’s gross negligence or willful misconduct, Tenant shall indemnify and defend Landlord and save it harmless from and against all claims, suits, actions, damages, judgments, liabilities, fines, penalties, and expense for loss of life, personal injury or damage to property (1) arising from or of any occurrences within Leased Premises (without regard to the cause or claimed cause thereof whether such loss of life, personal injury or damage to property be due or claimed to be due to any negligence including gross negligence or other act or failure of Landlord, or its officers, agents or employees occurring prior to or following the execution of this Lease) or (2) by reason of the occupancy or use of the Leased Premises or any part of Entire Premises by Tenant or (3) occasioned wholly or in part by any act or omission of Tenant or breach of this Lease by Tenant or by its agents, contractors, customers, employees, servants, lessees or concessionaires. If Landlord shall be made a party to any litigation commenced by or against Tenant or by any third party and connected in any way with this Lease or Tenant’s use or occupancy of Leased Premises, Tenant shall indemnify and hold Landlord harmless and shall pay all costs, expenses and reasonable attorney’s fees incurred or paid by Landlord in connection with such litigation.

          34. Signs

          Tenant shall be required, at its sole cost and expense, to install an exterior sign consistent with the type used by all other tenants of the project. Landlord shall provide Tenant with the sign specifications. In addition, Landlord shall install Tenant’s name on all directory signs at Tenant’s expense. Tenant shall have the right to place identification signage on doors and windows, with Landlord’s prior written approval. All signs must be approved in advance by Landlord. Tenant shall not place or erect any signs, decorative devices, awnings, canopies or other advertising matter on Leased Premises without the prior written consent of Landlord.

          35. Auctions

          Tenant shall not conduct or permit to be conducted any sale by auction on the Leased Premises.

          36. Waiver of Claims

          Tenant, as a material part of the consideration to be rendered to Landlord, hereby waives all claims and agrees not to assert, at law or in equity or otherwise, any claim or actions against Landlord for damages to goods, wares and merchandise in, upon or about the Leased Premises and for injury to Tenant, its agents, employees, invitees, or third persons in or about the leased premises, the center or the property of which the center is a part, from any cause arising at any time. Furthermore, Landlord shall not be obligated to provide notice to Tenant or otherwise comply with the provisions of N.J.S.A. 2A:18-72 before disposing of any personal property left at the Leased Premises by Tenant.

          37. Insolvency, Receivership, Bankruptcy

          In the case of (a) the appointment of a receiver to take possession of all or substantially all of the assets of Tenant; (b) a general assignment by Tenant for the benefit of creditors, or (c) any act of bankruptcy being committed by Tenant, or (d) Tenant filing a petition or commencing any proceeding under any bankruptcy or insolvency law or admitting, in such petition or proceeding filed against it,, the material substantive allegations of same, or otherwise consenting thereto, or (e) Tenant being adjudicated a bankrupt or insolvent, or (f) any action being suffered by Tenant under any insolvency or bankruptcy act and any such action continuing for a period of sixty (60) days or (g) any attachment or execution against a substantial part of Tenant’s assets or Tenant’s interest hereunder being issued and remaining undismissed or unstayed for more than sixty (60)days or a substantial part of Tenant’s assets being taken by legal proceedings, the same or any of them shall constitute a breach of this Lease by Tenant, and Landlord may, at its election without notice, terminate this Lease and in that event be entitled to immediate possession of the leased premises and damages as determined in accordance with any provisions of this Lease applicable to default.

          In the event Tenant files a petition or a proceeding is commenced against Tenant under any bankruptcy or insolvency law, Tenant shall be deemed to have consented to relief from the automatic stay or any similar provision of such bankruptcy or insolvency law, permitting Landlord to proceed with the enforcement of any and all remedies available as a result of any breach of this Lease by Tenant.

          38. Failure to Strictly Enforce

          The waiver by Landlord of any breach of any term, covenant, or condition herein contained by Tenant, shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any prior or preceding breach of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such prior or preceding breach at the time of acceptance of such rent.

          39. Termination Notice/Renewal

          Either party hereto may terminate this Lease at the expiration of the said term, or extended term, by giving to the other party written notice thereof at least ninety (90) days prior to such expiration, but in default of such notice, this Lease, as same may be amended from time to time, with all the conditions and covenants thereof, shall renew for a term of one year, with the exception that the rent shall be equivalent to the rent paid during the prior twelve (12) month period plus a monthly increase of 1/12th of the percentage increase in the Consumer Price Index of the last month of the last term of the Lease divided by the Consumer Price Index as of the first month of the last term of the Lease; which increase shall continue for the new rental term of one year and so on from year to year thereafter together with an additional Consumer Price Index increase as described hereinabove, until terminated by either party hereto, giving to the other at least ninety (90) days prior written notice of intention to terminate said Lease at the expiration of the then current term. PROVIDED HOWEVER, that if Landlord shall have given such written notice prior to the expiration of any term hereby created of its intention to change the terms and conditions of this Lease, and Tenant shall hold over after the expiration of the time mentioned in such notice, Tenant shall be considered a Tenant under the terms and conditions mentioned in such notice for such further period as Tenant may remain in possession of the Premises or until similar subsequent notice be given by Landlord again changing the said terms and conditions.

          40. Captions

          Any headings preceding the text of the Articles of this Lease are inserted solely for convenience of reference and shall not constitute a part of this Lease, nor shall they affect its meaning.

          41. Severability

          The terms, conditions, covenants, and provisions of this Lease shall be deemed to be severable. If any clause or provisions of this Lease are adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision of this Lease, and such other clauses or provisions shall be valid and remain in full force and effect.

          42. Chairmats

          Landlord shall require Tenant to use chairmats where necessary on all carpeted areas in order to protect the carpeting from damage.

          43. Relocation

          Paragraph deleted.

          44. Certificate of Occupancy

          Paragraph deleted.

          45. Time of the Essence

          Time is of the essence of each term and provision of this Lease.

          46. Environmental Matters

                    (a) The term “Environmental Law” shall mean any Matters Federal, State or local, statute, act, law, ordinance, rule, regulation or order pertaining to the environment whether now or hereafter enacted or amended, and whether or not listed in this definition such as, but not limited to the following:

(i) The Comprehensive Environmental Response Compensation and Liability Act (“CERCLA”), 42 U.S.C.. Section 9601 as amended by the Superfund Amendments and Reauthorization Act of 1986 (Pub. L. 98-489, 100 Stat. 1613, 1986) (SARA”);

(ii) The Resource Conservation and Recovery Act, 42 U.S.C. Section 6801 et seq. (“RCRA”);

(iii) Toxic Substances Control Act, 15 U.S.C. Section 2601 (“TSCA”); (iv) The Clean Water Act, 33 U.S.C. Section 407 et. seq. (“CWA”);

(v) The Clean Air Act, 42 U.S.C. Section 7901 et. seq.;

(vi) The Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et. seq.;

(vii) Any similar statute, law, ordinance, rule, regulation or order adopted in the jurisdiction in which the Leased Premises is located at any time whether before or after the execution of this Lease.

                    (b) “Hazardous Substance” shall mean any hazardous or toxic substance as defined in any Environmental Law or in any rule, regulation or order issued pursuant to any Environmental Law.

                    (c) “Enforcement Agency” shall mean the Environmental Protection Agency, New Jersey Department of Environmental Protection (“DEP”) and any other state, county, municipal or other agency having authority to enforce any Environmental Law.

                    (d) All alterations made in the Leased Premises by Landlord, Tenant or any other tenant of the Leased Premises shall be in accordance with and shall comply with all Environmental Laws and the requirements of any Enforcement Agencies.

                    (e) Tenant shall not intentionally or unintentionally use, store, handle, spill or discharge any Hazardous Substance at or in the vicinity of the Leased Premises. Tenant shall not use the Leased Premises in any manner which will cause the Leased Premises to have a standard industrial classification (“SIC”) which is covered by any Environmental Law or which will cause the Leased Premises to be deemed an “Industrial Establishment” as defined under any Environmental Law. Tenant’s failure to abide by the terms of this paragraph (e) shall be restrainable by injunction.

                    (f) Tenant represents that its SIC number is 3572. At any time during the term of this Lease, Tenant shall supply to Landlord affidavits of an officer of Tenant setting forth Tenant’s SIC number and describing in detail the operations and processes undertaken by Tenant at the Leased Premises. Such affidavits shall include a certification that no Hazardous Substance is generated, used, stored, handled or disposed of at the Leased Premises or shall state the nature of any such substance and the methods used in handling the same in reasonable detail. Such affidavits shall be delivered to Landlord within ten (10) days after request therefore.

                    (g) Within ten (10) days after request therefore, Tenant shall provide all information requested from time to time by Landlord, or by an Enforcement Agency for the preparation of notices, submissions or affidavits (including, without limitation, Non-applicability Affidavit, de Minimis Quality Exemption Application, Limited Conveyance Application or Administrative Consent Order). Within ten (10) days after request therefore, Tenant shall execute and deliver any document reasonably required in order to comply with any Environmental Law.

                    (h) Tenant shall promptly deliver to Landlord copies of all notices made by Tenant to, or received by Tenant from, any Enforcement Agency or from the United States Occupational Safety and Health Administration concerning environmental matters or Hazardous Substances at the Leased Premises.

                    (i) At any time throughout the term of this Lease and any extension thereof, Landlord may cause an inspection to be made of the Leased Premises and its surrounding area for the purpose of determining whether any Hazardous Substance is present thereon.

                    (j) Tenant shall indemnify, defend and hold Landlord harmless of and from any and all claims arising by reason of any violation by Tenant of the provisions of this Section and this indemnity shall survive expiration or other termination of this Lease.

          47. Cumulative Remedies

               All rights and remedies provided for herein or otherwise existing at law or in equity, are cumulative and the exercise of one or more rights or remedies by Landlord shall not preclude or waive its right to the exercise of any or all others.

          48. Waiver Of Right To Trial By Jury

          Tenant hereby waives its right or entitlement to a trial by jury in any legal proceeding involving, directly or indirectly, any matter (whether sounding in tort, contract or otherwise) in any way arising out of or related to this Lease or the relationship evidenced hereby. This provision is a material inducement for Landlord to enter into, accept or rely upon this Lease.

          49. Accord and Satisfaction

          No acceptance by Landlord of an amount less than the monthly rent and other payments stipulated to be due under this Lease shall be deemed to be other than a payment on account of the earliest such rent or other payments then due or in arrears nor shall any endorsement or statement on any check or letter accompanying any such payment be deemed an Accord and Satisfaction. Landlord may accept any check for payment by Tenant without prejudice to Landlord’s right to recover the remainder of any rent or other payment then in arrears and Landlord may pursue any other remedy provided in this Lease. No acceptance by Landlord of any payment of rent or other sum by Tenant shall be deemed a waiver of any of the obligations of Tenant under this Lease.

          50. Miscellaneous Provisions

          (1) Whenever the singular number is used in this Lease and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and the word “person” shall include corporation, firm, or association. If there be more than one Tenant, the obligations imposed under this Lease upon Tenant shall be joint and several.

          (2) The term “Landlord” as used in this Lease, so far as covenants or obligation on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee of the Leased Premises, and in the event of any transfer, assignment, or other conveyance or transfers of any such title or leasehold, the Landlord herein named (and in the event of any transfer, assignment or other transfers to conveyances, the then grantor) shall be automatically freed and relieved, from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed; and without further agreement, the transferee of such title shall be deemed to have assumed and agreed to observe and perform any and all obligations of the Landlord hereunder, during its ownership of the leased premises.

          (3) The headings or titles to the Articles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part of this Lease.

          (4) This Lease contains all of the agreements and conditions made between the parties to this Lease and may not be modified orally or in any other manner than by an agreement in writing signed by Landlord and Tenant.

          (5) Time is of the essence of each term and provision of this Lease.

          (6) Except as otherwise expressly stated, each payment required to be made by Tenant shall be in addition to and not in substitution for other payments to be made by Tenant.

          (7) This Lease shall be construed, interpreted, and governed by the laws of New Jersey.

          (8) Subject to Paragraph (22) of this Article, the terms and provisions of this Lease shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, successors, and assigns of Landlord and Tenant, provided that Landlord’s liability hereunder shall be limited to Landlord’s title or interest in the building and leased premises.

          51. Liability of Landlord

          Landlord shall have no personal liability under any of the terms, conditions or covenants of this Lease and Tenant shall look solely to the equity of the Landlord in the building of which the Premises form a part for the satisfaction of any claim, remedy or cause of action accruing to Tenant as a result of the breach of any action of this Lease by Landlord.

          52. No Exterior Storage

          Tenant shall be prohibited from storing pallets, trash or debris on the exterior of the Premise (other than trash dumpsters). Upon the request of the Landlord, Tenant shall remove all pallets, trash and debris immediately. In the event Tenant does not comply, Landlord shall have the option to clean the area and charge Tenant all expenses, including but not limited to labor and dumping fees, to complete the clean-up.

          53. Internet Connection

          Landlord understands Tenant may have an Internet Connection installed by a professional contractor. Prior to installation, Tenant or Tenants installer must get approval from Landlord, in writing, for the location of the equipment and wiring; which approval shall not be unreasonably withheld. Tenant shall, at its sole cost and expense, be responsible for properly insuring its equipment and wiring as well as the repair of any portion of the property that is damaged due to the installation, usage, maintenance or removal of the equipment and wiring during the Lease Term. Landlord shall not be responsible for any damage to Tenant’s equipment and wiring. At the end of the Lease term, Tenant shall be responsible for removal of the equipment and wiring and to return the premises to its original condition.

          54. Improvements

          Upon execution of this Lease Agreement, the Landlord, at Landlord’s sole cost and expense, shall:

a.	Install ceiling insulation in all exterior wall offices.
b.	Install building standard carpet, however, Tenant is to move all system furniture, electronics, phones, computers, etc.
c.	Paint the offices, with building standard paint, however, Tenant is to move all wall hangings, photos, pictures, etc.;
d.	Rebalance/redistribute HVAC in all areas of Tenant space;
e.	Reduce HVAC supply volume in Conference Room;
f.	Repair weather stripping on all outside doors;
g.	Repair toilets in Men’s and Ladies restrooms;
h.	Work with PSE & G to help prevent power interruptions;
i.	Install new rooftop air conditioning unit and provide all ductwork for computer/server room.

          Should Tenant’s Leased Premises, 16000 Horizon Way, Suite 500, Mount Laurel, New Jersey qualify to be initiated into the New Jersey’s Clean Energy Direct Install Program through the application process and subsequent services provided by Hutchinson Mechanical Services, the Landlord shall, as outlined in the Program, replace five (5) of the six (6) existing rooftop HVAC units, with Economizers.

          The breakdown of the required payment, for the five (5) rooftop HVAC units, shall be twenty percent (20%) responsibility of the Landlord and eighty percent (80%) responsibility of Hutchinson Mechanical Services. Based on a total cost of $44,774 for the five (5) rooftop HVAC units, Landlord’s twenty percent (20%) share shall be $8,955. The breakdown of the required payment, for the five (5) economizers, shall be twenty percent (20%) responsibility of the Tenant and eighty percent (80) responsibility of Hutchinson Mechanical Services. Based on a total cost of $7,550 for the five (5) Economizers, Tenant’s twenty percent (20%) share shall be $1,510. Hutchinson Mechanical shall be responsible for seeking reimbursement on each rooftop HVAC Unit and each Economizer from the New Jersey’s Clean Energy’s Direct Install Program.

          Shall Tenant’s Leased Premises not qualify for the Direct Install Program, or Program conditions be materially changed, the Landlord shall honor its original proposal for the supply and installation of one new rooftop air-conditioning unit.

          55. Larger Space Clause

          During the term of this Lease, should Tenant outgrow its unit and require a larger space, Landlord agrees to void all terms and conditions of this Lease and Tenant shall relocate to other premises owned by the landlord at the earliest availability, after receiving notice from Tenant that it has outgrown its space.

          56. Pre-existing Lease

          Provided Tenant is not in default of any of the terms and conditions of their Lease dated April 25, 1991, and all subsequent Amendments between The Bloom Organization of South Jersey, LLC (Landlord) and TelVue Corporation (Tenant), the Lease dated April 25, 1991 shall be null and void effective June 1, 2010.

          57. Right of First Refusal

               16000 Horizon Way, Suite 100

               In the event 16000 Horizon Way, Suite 100, Mount Laurel, New Jersey, consisting of 5,232 square feet becomes vacant, Tenant shall have the Right of First Refusal to lease 16000 Horizon Way, Suite 100, Mount Laurel, New Jersey. Upon Landlord’s receipt of a bona fide offer to lease 16000 Horizon Way, Suite 100, Landlord shall notify Tenant of such offer and Tenant shall have five (5) days in which to execute a new Lease under the same terms and conditions as the bona fide offer. Once Tenant has waived its Right of First Refusal to lease said space, Tenant’s Right of First Refusal shall be voided and of no further effect.

               16000 Horizon Way, Suite 600

               In the event 16000 Horizon Way, Suite 600, Mount Laurel, New Jersey, consisting of 5,400 square feet becomes vacant, Tenant shall have the Right of First Refusal to lease 16000 Horizon Way, Suite 600, Mount Laurel, New Jersey. Upon Landlord’s receipt of a bona fide offer to lease 16000 Horizon Way, Suite 600, Landlord shall notify Tenant of such offer and Tenant shall have five (5) days in which to execute a new Lease under the same terms and conditions as the bona fide offer. Once Tenant has waived its Right of First Refusal to lease said space, Tenant’s Right of First Refusal shall be voided and of no further effect.

SIGNATURE PAGE TO FOLLOW

          IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year written above.

THE BLOOM ORGANIZATION
OF SOUTH JERSEY, LLC, (Landlord)

By:	/s/ Frank Martin

Frank Martin, President

TELVUE CORPORATION, (Tenant)

By:	/s/ Jesse Lerman

Name:	Jesse Lerman

Title:	President & CEO